EXHIBIT 10.3
CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (the “Agreement”), dated as of March 31, 2009, is entered into by and between Ray-Carroll County Grain Growers, Inc., a Missouri cooperative association (“Ray-Carroll”); and Show Me Ethanol, LLC (“SME”).

WHEREAS, Ray-Carroll is the owner of one hundred percent (100%) of the issued and outstanding Class B membership interests in SME.  Pursuant to that certain Grain Supply Agreement dated March 7, 2007 by and between the SME and Ray-Carroll (the “Grain Supply Agreement”), SME entered into forward purchase contracts of corn, as provided on Exhibit A attached hereto with Ray-Carroll (the “Forward Contracts”).

WHEREAS, Ray-Carroll simultaneously entered into corresponding back-to-back transactions related to the Forward Contracts.  However, SME failed to enter into forward ethanol sales contracts.  Due to reductions in the price of corn since the entry of the Forward Contracts, SME now owes approximately $15,500,000 more thereon than the current market price of the corn covered thereby.  The parties have agreed to fix SME’s liability with respect to the Forward Contracts at $15,500,000 (the “Contract Liability”) regardless of any change in the liability that may have been relevant due to changes in corn prices.

WHEREAS, SME does not possess the financial resources to satisfy the Contract Liability in a lump sum payment.  In addition, SME demands that the Contractual Liability be liquidated and converted to a fixed promissory note indebtedness to prevent additional loss to SME should corn market prices decline further.

WHEREAS, the parties have entered into this Agreement to liquidate the Contract Liability and provide for its repayment through the means more particularly set forth herein.  In addition, the parties have resolved various operating issues that exist with respect to the ethanol operations of SME and its company governance.

WHEREAS, in consideration of the mutual promises and undertaking made and exchanged herein, the sufficiency and receipt of which is hereby acknowledged by SME and Ray-Carroll, the parties agree as follows:

ARTICLE I
REPRESENTATIONS OF RAY-CARROLL

SECTION 1.01.  Representations and Warranties.  Ray-Carroll hereby represents and warrants to SME that this Agreement has been duly executed and delivered by Ray-Carroll, and is the valid and binding obligation of Ray-Carroll, enforceable against it in accordance with its terms.

1

ARTICLE II
REPRESENTATIONS OF SME

SECTION 2.01.  Representations and Warranties.  SME hereby represents and warrants to Ray-Carroll that this Agreement has been duly executed and delivered by SME through a representative duly authorized by SME to enter this Agreement and is the valid and binding obligation of SME, enforceable against it in accordance with its terms.

ARTICLE III
PAYMENT OF FUNDS FROM ESCROW

SECTION 3.01.  Payment Of Earmarked Funds.  SME has raised approximately $4,000,000 in cash through contributions of capital from existing owners of equity in SME (the “Escrow”), of which $1,500,000 of the Escrow has been earmarked and dedicated by SME for delivery to Ray-Carroll in partial satisfaction of the Contractual Liability.  The Escrow is held pursuant to that certain Escrow Agreement between SME and State Bank of Slater (the “Escrow Agreement”) dated as of January 26, 2009.  SME shall direct the Escrow Agent, as designated under the Escrow Agreement, to deliver $1,500,000 from the Escrow to Ray-Carroll or, in the alternative, to immediately deliver $1,500,000 received from the Escrow to Ray-Carroll in reduction of the Contract Liability.

ARTICLE IV
CAPITAL CONTRIBUTION THROUGH CONTRACT CANCELLATION

SECTION 4.01.  Levered Forward Contract Cancellation.  Ray-Carroll shall satisfy its voluntary capital contribution to SME by, in lieu of cash, cancelling $2,000,000 of the Contract Liability.  SME acknowledges this reduction has been accounted for in addition to credit for receipt of $1,500,000 from the Escrow Agreement in determining that $12,000,000 shall remain owing on the Contract Liability and be converted to indebtedness under the Subordinated Note (as defined below).

ARTICLE V
CONVERSION OF CONTRACTUAL LIABILITY TO PROMISSORY NOTE

SECTION 5.01.  Promissory Note.  In consideration of the cancellation of the remaining $12,000,000 Contract Liability owed to Ray-Carroll after credit for (a) the $1,500,000 in cash to be paid from the Escrow to Ray-Carroll and (b) the $2,000,000 cancellation of such contractual liability as Ray-Carroll’s additional capital contribution, SME agrees to execute a promissory note in the form attached hereto as Exhibit B (the “Subordinate Note”).

SECTION 5.02.  Subordinate Deed of Trust.  In consideration of the foregoing and to secure repayment of the Subordinate Note, SME agrees to execute and consents to the recording of a subordinate deed of trust, assignment of rents, security agreement in the form attached hereto as Exhibit C (the “Deed of Trust”).

2

SECTION 5.03.  Financing Statement.  SME further consents to Ray-Carroll filing a financing statement in the Office of the Secretary of State of Missouri and any other location necessary to further perfect the liens granted in the Deed of Trust.

SECTION 5.04.  Lien Subordination.  Ray-Carroll acknowledges that the liens granted by the Deed of Trust are expressly subordinate and junior to the liens securing repayment of the SME’s obligations to FCS Financial, PCA, for itself and as administrative agent (“FCS”) and the various 9% Subordinated Secured Promissory Notes from SME dated as of June 5, 2008, in the cumulative original principal sum of $3,590,000 (the “Slater Debt”) as stated in the Deed of Trust and the Intercreditor Agreement between SME, Ray-Carroll and FCS of even date herewith.

SECTION 5.05.  Cancellation Of Contract Liability.  In consideration of the foregoing, Ray-Carroll cancels the Forward Contracts and hereby releases SME from liability for payment of any amount remaining owing pursuant to the Contract Liability, save and except as provided herein.

ARTICLE VI
WAIVER OF RIGHT TO SETOFF DDG PROCEEDS

SECTION 6.01.  Waiver of Setoff Rights.  Ray-Carroll agrees that it will not assert the right to setoff any amount owing by Ray-Carroll to SME on account of sale of Distillers’ Grains by Ray-Carroll pursuant to and as defined in that certain Distillers’ Grains Marketing Agreement (the “DDG Contract”).  Upon sale of these Distillers’ Grains, Ray-Carroll shall pay the amount owing pursuant to the DDG Contract to SME without setoff against any amount owed by SME to Ray-Carroll under the Subordinated Note, or otherwise.

ARTICLE VII
NO SETOFF OF NOTE OR SUPPLY AGREEMENT PAYMENTS FOR CLAIMS

SECTION 7.01.  Setoff Against Subordinated Note Payments.  SME agrees that it shall not be entitled to setoff against any payment due to Ray-Carroll on the Subordinated Note or Grain Supply Agreement any amount claimed by SME to be owed by Ray-Carroll for any claim or cause of action that is not the subject of a final judgment entered in favor of SME against Ray-Carroll by a court of competent jurisdiction which is no longer subject to appeal.

SECTION 7.02.  Effect Of Default Under Subordinated Note On Grain Supply Agreement.  SME acknowledges that the Subordinated Note represents the obligation owed to Ray-Carroll for unpaid amounts incurred under the Grain Supply Agreement.  Ray-Carroll agrees that it may not cease performance under the Grain Supply Agreement by virtue of the non-payment of the Forward Contracts due to their substitution by the Subordinated Note. Similarly, SME acknowledges that a default under the Subordinated Note constitutes a default under the Grain Supply Agreement and shall entitle, but not obligate, Ray-Carroll to cease performance under the Grain Supply Agreement.

3

ARTICLE VIII
DEFERRAL OF RAY-CARROLL’S SLATER NOTE MATURITY DATE

SECTION 8.01.  Deferral Of Maturity Date.  Ray-Carroll is the holder of that certain 9% Subordinated Secured Promissory Note in the original principal sum of $1,000,000 dated as of June 5, 2008 (the “Slater Note”) issued pursuant to that Loan and Security Agreement of even date therewith between SME and State Bank of Slater (the “Loan Agreement”).  The maturity date of the Slater Note is June 5, 2010.  Ray-Carroll agrees that the maturity date of the Slater Note is hereby deferred to June 5, 2011 if SME does not have Excess Quarterly Cash in excess of $12,000,000 as defined in the Subordinate Note on that date.  In addition, Ray-Carroll shall further use its best efforts to persuade other holders of promissory notes issued under the Loan Agreement to defer the maturity dates of those respective obligations; provided, however, that a default by SME in the payment of any other promissory note or indebtedness owing under the Loan Agreement shall constitute a cross-default of the Slater Note notwithstanding deferral of the maturity date of the Slater Note.

SECTION 8.02.  Amendment To Promissory Note. Ray-Carroll shall execute the Amendment of Promissory Note attached hereto as Exhibit D to evidence the foregoing.

SECTION 8.03.  No Interim Equity Distributions. SME shall not make distributions on account of ownership of member interests in SME prior to the satisfaction of the Slater Note.

ARTICLE IX
CHANGES TO SME GOVERNANCE

SECTION 9.01.  Amendments to Operating Agreement.  Ray-Carroll shall vote its member interests in SME in favor of an amendment to the Operating Agreement of Show Me Ethanol, LLC, dated as of January 24, 2006, to (1) change the definition of “Super Majority Interest” therein from 81% to 70% of the Percentage Interests held by all Members or in the case of Managers, from at least 9 votes to 8 votes if no more than 10 Managers are currently designated or elected; provided, however, that the figure shall remain at 9 votes if 11 Managers are designated or elected.

ARTICLE X
REMOVAL OF SME PERSONAL PROPERTY

SECTION 10.01.  SME shall remove the construction tent located on Ray-Carroll real property on or before August 1, 2009, at the sole expense of SME and in such a manner as to avoid damage to the Ray-Carroll real property on which such personal property is located or across which such personal property is transported. SME shall remove any other personal property of SME’s located on Ray-Carroll real estate unless SME agrees not to assert adverse possession by virtue of such usage. In consideration of the mutual promises exchanged herein, the sufficiency of which is hereby acknowledged, SME hereby assigns and conveys to Ray-Carroll any personal property remaining on Ray-Carroll real property on or after August 1, 2009, which is not excused pursuant to this provision.

4

ARTICLE XI
MISCELLANEOUS

SECTION 11.01.  Amendments, etc.  No amendment of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by SME and Ray-Carroll.

SECTION 11.02.  Waiver. Any waiver of a right provided under this Agreement or a breach of this Agreement must be express and written.  The waiver by either of SME or Ray-Carroll of any breach of any provision hereof by the other party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.  Selection by SME or Ray-Carroll of a specific remedy does not constitute, and shall not be interpreted to constitute, a waiver of any other remedy of such party, and failure to select a specific remedy does not constitute, and shall not be interpreted to constitute, a waiver of such remedy.  Either party’s failure at any time to enforce any of the terms, provisions or conditions of this Agreement shall not constitute or be construed as a waiver of the same and any single or partial exercise by such party of any right under this Agreement shall not preclude any further or other exercise of the same or any other right.

SECTION 11.03 Expenses.  In the event of any action by either SME or Ray-Carroll to enforce any provision of this Agreement, or on account of any default under or breach of this Agreement, the prevailing party, as determined by a court of competent jurisdiction, in such action will be entitled to recover, in addition to all other relief, from the other party all legal fees incurred by the prevailing party, in connection with such action (including, but not limited to, any appeal thereof).

SECTION 11.04.  Addresses for Notices.  All notices and other communications provided for under this Agreement shall be in writing  and mailed, faxed, or delivered at the addresses set forth below, or at such other address as such party may specify by written notice to the other parties hereto:

If to the SME:	Show Me Ethanol, LLC
Post Office Box 9
26530 E. Hwy 24
Carrollton, Missouri 64633
Attention: Dennis M. Alt
Telephone: (660) 542-6493
Facsimile: (660) 542-6392

5

With a copy to:	Bryan Cave LLP
3500 One Kansas City Place
1200 Main Street
Kansas City, MO 64105
Attention: Laurence Frazen
Telephone: (816) 374-3200
Facsimile: (816) 374-3300

If to Ray-Carroll:	Ray-Carroll County Grain Growers, Inc.
807 West Main, P. O. Box 158
Richmond, MO 64085
Telephone: (816) 776-2291
Facsimile: (816) 776-3213
Attention: Mike Nordwald

With a copy to:	Stinson Morrison Hecker LLP
1201 Walnut, Suite 2900
Kansas City, MO 64106
Telephone: (816) 842-8600
Facsimile: (816) 691-3495
Attention: Mark S. Carder

SECTION 11.05.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, federal law, and to the extent applicable, the internal laws of the State of Missouri.

SECTION 11.06. CONSENT TO JURISDICTION.  BY EXECUTION OF THIS AGREEMENT, THE PARTIES HERETO CONSENT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF CARROLL, MISSOURI AND WAIVE ANY OBJECTION WHICH THAT PARTY MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT.  EACH PARTY FURTHER COVENANTS AND AGREES THAT AT ALL TIMES IT SHALL HAVE AT LEAST ONE REGISTERED AGENT WITHIN THE CONTINENTAL UNITED STATES OF AMERICA, WHICH AGENT SHALL ACCEPT ANY AND ALL SERVICE OF PROCESS UPON THAT PARTY, AND THAT IN THE EVENT THAT PARTY FAILS AT ANY TIME TO HAVE SUCH A REGISTERED AGENT, OR SUCH REGISTERED AGENT REFUSES SUCH SERVICE OF PROCESS FOR ANY REASON WHATSOEVER, THEN SERVICE OF ANY AND ALL SUCH PROCESS UPON THAT PARTY MAY BE MADE BY MAIL OR MESSENGER DIRECTED TO THAT PARTY’S ADDRESS SET FORTH IN SECTION 7.04.  SERVICE SO MADE SHALL BE DEEMED TO CONSTITUTE PERSONAL SERVICE UPON THAT PARTY, AND SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE DAYS AFTER THE SAME SHALL HAVE BEEN POSTED TO THAT PARTY’S ADDRESS.  FURTHERMORE, EACH PARTY HERETO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED BY APPLICABLE LAW. NOTHING IN THIS PARAGRAPH SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE PARTIES HERETO TO BRING ANY ACTION OR PROCEEDING AGAINST THE OTHER PARTIES OR THAT PARTY’S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.”

6

SECTION 11.07.    Multiple Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[remainder of this page intentionally left blank]

7

IN WITNESS WHEREOF, Ray-Carroll and SME have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

RAY-CARROLL COUNTY GRAIN GROWERS, INC.

By:
Name:
Title:

“Ray-Carroll”

SHOW ME ETHANOL, LLC

By:
Name:
Title:

“SME”

8

EXHIBIT A
Forward Corn Contracts

1

EXHIBIT B

PAYMENTS OF PRINCIPAL AND INTEREST IN RESPECT OF THIS NOTE ARE SUBJECT TO THE INTERCREDITOR AGREEMENT DATED AS OF MARCH 31, 2009 BY AND AMONG SHOW ME ETHANOL, LLC, THE MAKER, FCS FINANCIAL, PCA, AND EACH OF THE OTHER PERSONS SUBJECT TO SUCH AGREEMENT, TO PAYMENTS OF CERTAIN SENIOR INDEBTEDNESS OF MAKER.

SUBORDINATED SECURED PROMISSORY NOTE DUE MARCH 31, 2014

$12,000,000.00	March 31, 2009

FOR VALUE RECEIVED, the undersigned, Show Me Ethanol, LLC, a Missouri limited liability company ("Maker"), promises to pay to the order of Ray Carroll County Grain Growers, Inc. ("Payee") and any subsequent holder(s) hereof (hereinafter referred to collectively as "Holder"), the principal sum of Twelve Million and 00/100 Dollars ($12,000,000.00) ("Principal"), together with interest on the outstanding Principal balance hereof from the date hereof at the rate of LIBOR plus 4.5 percent (4.5%) per annum (the “Contract Rate”), computed on the basis of a 360-day year for the actual number of days elapsed, on March 31, 2014 (the "Maturity Date").

“LIBOR” shall mean the floating interest rate per annum (rounded upwards to the next 1/16 of 1%) equal to the rate for U.S. dollar deposits with one month maturities which appears on Telerate Page 3750 as of 11:00 am, London time on the related Determination Date; provided, however, that if such rate does not appear on Telerate Page 3750, LIBOR shall mean a rate per annum equal to the rate at which U.S. dollar deposits in an amount approximately equal to $10,000,000 with one month maturities are offered in immediately available funds in the London Interbank Market to the London office of National Westminster Bank, Plc by leading banks in the Eurodollar market at 11:00 a.m., London time.  “Telerate Page 3750” means the display designated as “Page 3750” on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Banker’s Association interest settlement rates for U.S. Dollar deposits).  Any LIBOR determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the provisions hereof shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one (1) hour of the time when such rate is first displayed by such service.  For purposes hereof, (i) “Determination Date” shall mean the date which is two Eurodollar Business Days prior to the commencement of the time period covered by the subject interest accrual period; and (ii) “Eurodollar Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in the City of London, England are closed for interbank or foreign exchange.

Interest on the outstanding Principal balance hereof shall be due and payable quarterly, in arrears, with the first installment being payable on July 1, 2009 and thereafter to the Maturity Date, at which time the entire outstanding Principal balance, together with all accrued and unpaid interest, shall be immediately due and payable in full.  The rate of interest shall be recalculated for each quarter in which any Principal is outstanding.

Excess Quarterly Cash shall be calculated for each quarter commencing April 1, 2009.  “Excess Quarterly Cash” shall  mean any amount in excess of the greater of (i) $2,500,000 plus the amount of the Reserve Required as shown for such month plus the amount of the largest deficit balance in Available Cash-All Cash Accounts for any month in the next twelve (12) months or (ii) the Available Cash-All Cash Accounts for such month that is the end of such current calendar quarter, plus the amount of the Reserve Required as shown for such month plus the amount of the largest deficit balance in Available Cash-All Cash Accounts of the Maker in the next twelve (12) months.  “Reserve Required” and “Available Cash-All Cash Accounts” for calculation of Excess Quarterly Cash shall be determined by reference to Maker’s then current rolling thirteen (13) week cash flow analysis, (also referred to by the Maker as the “Four Month Cash Forecast”) (herein, the “Forecast”).  Notwithstanding the foregoing, Excess Quarterly Cash shall not include any amounts received in a lump sum that represent revenue or income already included in the Forecast.  Notwithstanding the foregoing, if at the end of any quarter, Available Cash-All Cash Accounts exceeds $12,000,000.00, then "Excess Quarterly Cash" shall instead mean the amount of such excess. Absent an Event of Default, as defined in the Senior Debt pursuant to the Intercreditor Agreement, principal shall be due and payable fifteen (15) days following the end of each calendar quarter commencing with the calendar quarter beginning January 1, 2011, in which Maker possesses Excess Quarterly Cash.  In that event, fifty percent (50%) of Excess Quarterly Cash shall be paid to Holder and be applied against the Principal outstanding on this note.  Notwithstanding the foregoing, upon an Event of Default, as defined in the Senior Debt as defined in and pursuant to the Intercreditor Agreement, if Excess Quarterly Cash exists, principal shall be due and payable pursuant to the terms of the Intercreditor Agreement. Payment of the entire unpaid Principal balance shall be due and payable on the Maturity Date regardless of the existence of Excess Quarterly Cash.

Payments of Principal and/or interest shall be made in lawful money of the United States of America to the Holder of this note at P.O. Box 158, Richmond, Missouri 64085.

This note is issued pursuant to the Conversion Agreement to the Maker and Payee dated March 31, 2009.

The Maker may prepay outstanding Principal on this note at any time and from time to time.

Each of the following shall constitute an “Event of Default” under this note:  (a)failure of Maker to make any payment of Principal or interest or any other amount due under this note or any Loan Document, as defined below;  (b) failure of Maker to make any payment when due (including any applicable notice or grace periods) in accordance with the terms of any prior or subordinate mortgage or deed of trust or the notes secured thereby, or failure to perform any of the other terms, covenants and conditions of any prior or subordinate mortgage or deed of trust, or the notes secured thereby, on or before the date for such performance (including any applicable cure or grace periods);  (c) failure of Maker to observe or perform any nonmonetary covenant or agreement contained in the Loan Documents, as defined below;  (d) failure of Maker to observe or perform any other obligation to, or covenant or agreement with Payee or Holder on or before the date for such performance (including any applicable cure or grace periods); (e) appointment of a receiver, trustee or liquidator (or other similar official) of Maker or of the real estate securing repayment of this note or any portion thereof in any proceeding or by any federal or state officer or agency and such appointee is not discharged within sixty (60) days after such appointment or Maker’s consent to such appointment;  (f) Maker files a petition in bankruptcy or for reorganization or for an arrangement under state law, now or hereafter in effect, or Maker makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or suspends payment of obligations or takes any action in furtherance of any of the foregoing;  (g) a petition seeking an involuntary order for relief in bankruptcy is filed against Maker, now or hereafter in effect, and (1) Maker consents to such filing, or (2) fails to obtain a final order dismissing such petition or claim within thirty (30) days after the such filing; (h) Maker contracts to sell or convey or sells or conveys all or substantially all of its assets; or (i) Maker gives any notice pursuant to Section 443.055 of the Revised Statutes of Missouri, as amended, or otherwise by which Maker elects to terminate the operation of the Deed of Trust, as defined below, as security for future advances or future obligations made or incurred after the date Holder receives such notice, or Maker takes any other action for the purpose of limiting or attempting to limit the operation of the Deed of Trust as such security.

2

Maker acknowledges this is a commercial credit agreement for purposes of Mo. Rev. Stat. § 432.047.

Upon the occurrence of any Event of Default, Holder at its option, may, without notice to Maker, accelerate the maturity of the indebtedness evidenced hereby and declare this note to be immediately due and payable.  Subject to the terms of the Intercreditor Agreement, upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by this note:  (a) Holder shall be immediately entitled to exercise any and all rights and remedies possessed by Holder pursuant to the terms of this note, the Security Agreement between Maker and Payee dated March 31, 2009, and the Missouri Deed of Trust, Assignment of Rents and Security Agreement between Maker and SMF Registered Services, Inc., Trustee dated March 31, 2009 (the “Deed of Trust”) (collectively the "Loan Documents"); and (b) Holder shall have any and all other rights and remedies that it may now or hereafter possess at law, in equity or by statute, including (without limitation) the Uniform Commercial Code.

Following any Event of Default, all of Maker's obligations under this note shall bear interest until paid at an annual rate (the "Default Rate") equal to the lesser of (i) the rate that is five percentage points (5%) in excess of the Contract Rate, or (ii) the maximum rate of interest allowed to be charged under applicable law (the "Maximum Rate"), regardless of whether or not there has been an acceleration of the payment of Principal.  All such interest shall be paid at the time of and as a condition precedent to the curing of any such Event of Default if the Event of Default is one subject to cure hereunder.

In the event this note is placed in the hands of an attorney for collection or to be otherwise enforced, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Maker agrees to pay to Holder an amount equal to all such costs, including without limitation, all reasonable attorneys' fees and all court costs.

Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker. No failure to accelerate the indebtedness evidenced hereby by reason of an Event of Default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law.  No extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Maker hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

3

The indebtedness and other obligations evidenced by this note are further evidenced by (i) the Conversion Agreement, (ii) the Loan Documents and (iii) certain other instruments and documents, as may be required to protect and preserve the rights of Maker and Payee, as more specifically described in the Conversion Agreement.

All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the Maximum Rate. If, from any circumstances whatsoever, the fulfillment of any provision of this note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the Principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

THIS NOTE SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF MISSOURI, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

EACH PARTY TO THIS NOTE HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF MISSOURI AND OF ALL MISSOURI STATE COURTS SITTING IN CARROLL COUNTY, MISSOURI, AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. IT IS FURTHER AGREED THAT VENUE FOR ANY SUCH ACTION SHALL LIE EXCLUSIVELY WITH COURTS SITTING IN CARROLL COUNTY, MISSOURI, UNLESS HOLDER AGREES TO THE CONTRARY IN WRITING. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT; ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN THE LOAN AND SECURITY AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

4

EACH PARTY TO THIS NOTE HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE MAKER CERTIFIES THAT NEITHER HOLDER NOR ANY REPRESENTATIVE OR ATTORNEY OF HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT HOLDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THIS PROMISSORY NOTE OR ANY LOAN DOCUMENT.  TO PROTECT YOU (MAKER) AND US (HOLDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THOSE WRITINGS, WHICH ARE THE COMPLETE AND EXCLUSIVE STATEMENTS OF THE AGREEMENTS BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

5

IN WITNESS WHEREOF, this note is executed on the date first above written.

MAKER:
SHOW ME ETHANOL, LLC

By:
Name:
Title:

6

EXHIBIT C

PREPARED BY AND UPON
RECORDATION RETURN TO:
Stinson Morrison Hecker LLP
1201 Walnut, Suite 2900
Kansas City, Missouri  64105
Attention:  Mark S. Carder

(space above reserved for Recorder’s use)
MISSOURI LEASEHOLD DEED OF TRUST,
ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

SHOW ME ETHANOL, LLC,
a Missouri limited liability company,
as Grantor
to
SMF REGISTERED SERVICES, INC.,
a Missouri corporation,
as Trustee
for the benefit of
RAY-CARROLL COUNTY GRAIN GROWERS, INC.,
as Grantee (Creditor)
Dated as of March 31, 2009

Location:	Carroll County, Missouri
Grantee’s Address:	Ray-Carroll County Grain Growers, Inc., Highway 10 West, P.O. Box 158
Richmond, MO 64085, Attention: Mike Nordwald
Legal Description:	See Exhibit A attached hereto

THIS AGREEMENT SECURES AMONG OTHER THINGS FUTURE ADVANCES AND OBLIGATIONS AND IS TO BE GOVERNED BY THE PROVISIONS OF SECTION 443.055 OF THE MISSOURI REVISED STATUTES.  THE TOTAL AMOUNT OF OBLIGATIONS THAT MAY BE SECURED HEREUNDER IS $12,000,0000.
MISSOURI LEASEHOLD DEED OF TRUST,
ASSIGNMENT OF RENTS AND
SECURITY AGREEMENT
THIS MISSOURI LEASEHOLD DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (“Deed of Trust”) is made and executed as of the 31st day of March, 2009, by SHOW ME ETHANOL, LLC, a Missouri limited liability company, whose address 26530 Highway 24 East, Carrollton, MO 64633, (“Grantor”), SMF REGISTERED SERVICES, INC., a Missouri corporation, with an address of c/o Stinson Morrison Hecker LLP, 1201 Walnut, Suite 2900, Kansas City, Missouri 64105 (the “Trustee”), for the benefit of RAY-CARROLL COUNTY GRAIN GROWERS, INC., with an address of Highway 10 West, P.O. Box 158, Richmond, MO 64085, Attention: Mike Nordwald (“Creditor”).

A.           Debt.  Grantor has entered into a Subordinated Secured Promissory Note in the original principal sum of $12,000,000.00 (the “Subordinated Note”). Grantor has entered into that certain Security Agreement dated March 31, 2009 (“Security Agreement”) to secure its obligation under the Subordinated Note. Grantor is granting of this Deed of Trust by Grantor as additional security for the obligations of Grantor under the Subordinated Note.  This Deed of Trust, the Security Agreement and all other instruments and documents evidencing, securing or relating to the indebtedness evidenced by the Subordinated Note are referred to herein as the “Loan Documents.”

B.           Grant.  Grantor, in consideration of the debt and trust herein described, and the sum of Ten Dollars ($10.00) and other good and valuable consideration to it paid by the Creditor, the receipt and sufficiency of which are hereby acknowledged, does by these presents GRANT, BARGAIN AND SELL, CONVEY AND CONFIRM unto the Trustee all of Grantor’s right, title and interest in that certain leasehold estate which is evidenced by that certain Lease Agreement, by and between Carroll County, Missouri, a third class township and political subdivision of the State of Missouri, as grantor/lessor thereunder, and Grantor, as grantee/lessee thereunder, (collectively, the “Lease”), which affects the property located in Carroll County, Missouri, whether now owned or acquired in the future, and described on Exhibit A attached to and incorporated into this Deed of Trust by this reference, for the use and benefit of Creditor.

TOGETHER WITH all the improvements now or in the future erected on the property, and all tenements, hereditaments and appurtenances belonging or appertaining to such property and improvements, all fixtures, furnishings, equipment, appliances, machinery and other personal property now or in the future located on or used in connection with such property and all easements, leases, rents, profits, insurance and condemnation proceeds, royalties, mineral, oil and gas rights and profits, water rights and water stock now or in the future becoming a part of or relating to such property, and all replacements, substitutions, additions to and proceeds and products of the foregoing.  All of the property, real, personal or mixed, described in this paragraph is referred to in this Deed of Trust as the “Mortgaged Property.”

C.           TO HAVE AND TO HOLD the Mortgaged Property unto the Trustee, and its successors and assigns, in accordance with the provisions contained herein, for the use and benefit of Creditor.

D.           NOW, THEREFORE, if Grantor pays and performs its obligations under the Loan Documents and complies with each and every agreement, condition and covenant contained and set forth in this Deed of Trust and all related documents, then this Deed of Trust will be released, without warranty, at the request and cost of Grantor.

E.           Secured Obligations.  This Deed of Trust secures to Creditor: (a) the performance of all obligations evidenced by the Subordinated Note; (b) the payment of all other sums now or in the future advanced by Creditor under the Subordinated Note, this Deed of Trust or the other Loan Documents, and the performance of all future obligations of Grantor to Creditor under the Loan Documents, provided that at no time will the total principal amount secured by this Deed of Trust, not including sums advanced to protect the security of this Deed of Trust, or for any other purposes specified in Section 443.055 of the Revised Statutes of Missouri, as amended, exceed the principal sum stated on the face of this Deed of Trust; and (c) the payment and performance of Grantor’s other covenants, agreements and obligations under this Deed of Trust and under the other Loan Documents (all referred to as the “Secured Obligations”).

F.           Representations, Covenants and Warranties.  Grantor represents, covenants, and warrants:

(a)    that the Lease is in full force and effect and has not been modified or amended in any manner whatsoever;

(b)    that there are no defaults under the Lease, and no event has occurred, that, with the giving of notice, the passage of time, or both, would constitute a default under the Lease;

(c)    that all rents, additional rents, and other sums due and payable under the Lease have been paid in full to the extent they were payable before the date of this Deed of Trust;

(d)    that neither Grantor nor the landlord under the Lease has commenced any action or given or received any notice for the purpose of terminating the Lease;

(e)    that the interest of the tenant under the Lease is vested in the Grantor;

(f)     the quiet and peaceful possession of Lender and Creditor;

(g)    that the Grantor will defend the leasehold estate created by the Lease for the entire remainder of the term set forth in the Lease, against all and every person or persons lawfully claiming, or who may claim the same or any part of the Lease, subject only to the payment of the rents reserved in the Lease and to the performance and observance of all the terms, covenants, conditions and warranties of the Lease, subject in each case to the permitted encumbrances (the “Permitted Encumbrances”) set forth on Exhibit B.

G.           Assignment of Leases and Rents.  Grantor hereby assigns to Creditor all leases and other agreements, written or oral, now in existence or hereafter arising for the use or occupancy of all or any portion of the Mortgaged Property, and all the rents, issues, and profits of all or any part of the Mortgaged Property and all funds received by Grantor for any use, sale, or lease of all or any part of the Mortgaged Property, as further security for the payment and performance of the Secured Obligations, and Grantor grants to Creditor the right to enter upon and to take possession of the Mortgaged Property and every part thereof for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the rents, issues, and profits, after payment of all necessary charges and expenses, on account of the Loan Documents.  This assignment and grant will continue in effect until this Deed of Trust is released.  Notwithstanding the foregoing, Grantor will have the right, under a license now granted by Creditor to Grantor, to collect and receive said rents, issues, and profits until the occurrence of an Event of Default (as defined below); and Grantor agrees to use such rents, issues, and profits in payment of principal, interest and other obligations becoming due under the Loan Documents and in payment of taxes, assessments, sewer rates, water rents, and carrying charges becoming due against the Mortgaged Property, but such right of Grantor will be revoked automatically upon the occurrence of an Event of Default.  Grantor will not, without the written consent of Creditor, receive or collect rent from any tenant of all or any part of the Mortgaged Property for a period of more than one month in advance, and if an Event of Default occurs, Grantor will pay monthly in advance to Creditor, or to any receiver appointed to collect such rents, issues, and profits, the higher of the fair and reasonable rental value or the rent reserved in any written lease for the use and occupation of the Mortgaged Property or of such part of the Mortgaged Property as may be in the possession of Grantor, and upon default in any such payment will, at the option of Creditor, vacate and surrender the possession of the Mortgaged Property to Creditor or to such receiver, and if Grantor fails to do so, Grantor may be evicted by summary proceedings.  Upon demand, Grantor will execute and deliver to Creditor such further assignments and other documents and instruments as Creditor may deem advisable to carry out or evidence the assignment set forth in this section.

H.           Security Agreement.  This Deed of Trust, in addition to being a lien on real estate, also is a security agreement by and between Grantor, as debtor, and Creditor, as secured party, with respect to all of the Mortgaged Property which is personal property (the “Personal Property”), and this Deed of Trust creates and grants to Creditor a lien and security interest in all Personal Property (subject only to the Permitted Encumbrances) until the Secured Obligations are paid in full.  Grantor hereby grants to Creditor a security interest in all of the Personal Property as security for the payment and performance of the Secured Obligations.  Upon the occurrence of any Event of Default, Creditor will have all the rights and remedies of a secured party under the Uniform Commercial Code and any other applicable laws.  This Deed of Trust will also constitute a Uniform Commercial Code financing statement for purposes of perfecting Creditor’s interest in the Personal Property and fixtures described herein.

GRANTOR AND CREDITOR FURTHER COVENANT AND AGREE AS FOLLOWS:

1.           Payment and Performance of Obligations.  Grantor must promptly pay and perform when due all of the Secured Obligations.

2.           Claims Against Mortgaged Property.  Grantor will pay, from time to time when the same become due, all claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on all or any part of the Mortgaged Property, whether prior or subordinate to this Deed of Trust, or on the revenues, rents, issues, income, and profits arising from the Mortgaged Property, and in general will do or cause to be done everything necessary so that the priority of this Deed of Trust will be fully preserved, at the cost of Grantor, without expense to Creditor.  Creditor at its option may be subrogated for further security to the lien of any prior encumbrance, mechanic’s lien, or vendor’s lien on the Mortgaged Property paid out of the proceeds of the Note, even though the same be released of record.

3.           Deed of Trust On Fee.  Grantor covenants and agrees that, should it be determined that Grantor owns the real estate described on Exhibit A in fee rather than as leasehold or should Grantor later acquire such fee estate, Grantor shall execute and deliver a deed of trust in form similar to this Deed of Trust granting a lien upon the fee.

4.           Preservation and Maintenance of Mortgaged Property.  Grantor covenants and agrees not to permit or commit any waste on or of the Mortgaged Property and to maintain the Mortgaged Property at all times in a state of good repair and condition; to comply with, or cause to be complied with, all statutes, ordinances, and requirements of any governmental or other authority relating to the Mortgaged Property; and to do or permit to be done to the Mortgaged Property nothing that will alter or change the use and character of the Mortgaged Property or in any way impair or weaken the security of this Deed of Trust or otherwise diminish the value of the Mortgaged Property.  In case of the refusal, neglect, or inability of Grantor to repair and maintain the Mortgaged Property, Creditor may, at its option, make such repairs or cause repairs to be made, and advance money to do so.

5.           Taxes and Public Charges.  Grantor will pay and discharge, before delinquency, all taxes (including real and personal property taxes and income, franchise, withholding, profits, and gross receipts taxes); all general and special assessments, levies, permits, inspection, and license fees; all water and sewer rents and charges; and all other public charges, whether of a like or different nature, imposed upon or assessed against Grantor or all or any part of the Mortgaged Property or upon the revenues, rents, issues, income, and profits of the Mortgaged Property or arising in respect of the occupancy, use, or possession of the Mortgaged Property.  Grantor will, upon the request of Creditor, deliver to Creditor receipts evidencing the payment of all such taxes, assessments, and other public charges.

6.           Insurance.

(a)          Grantor agrees to maintain in force at all times (i) comprehensive, general liability insurance, including premises, operations, and products liability, with limits and deductibles satisfactory to Creditor; and (ii) “all risk” property insurance, including, without limitation, fire, windstorm, explosion, such other risks usually insured against by owners of like properties, and such other coverages as Creditor may from time to time require on the Mortgaged Property, in an amount equal to the full replacement cost of the portion of the Mortgaged Property constituting improvements and Personal Property and must be sufficient to prevent the application of coinsurance provisions, and with only such deductibles as Creditor may approve.  If any of the Mortgaged Property is designated as a flood prone or a flood risk area, as defined by the Flood Disaster Protection Act of 1973, as amended, Grantor will maintain flood insurance in an amount and with such deductibles to be determined by Creditor from time to time, and also must comply with any additional requirements of the National Flood Insurance Program as set forth in said Act.  Grantor must maintain in force at all times workers’ compensation insurance respecting all employees of Grantor as required by law.

(b)          All such insurance must be written by companies, on forms and with endorsements all satisfactory to Creditor, all with satisfactory loss-payable and standard non-contribution mortgagee clauses attached in favor of Creditor (or, in case of a foreclosure sale, in favor of the owner of the certificate of sale).  Grantor must promptly deliver to Creditor a certificate of insurance on all policies and endorsements, and all renewals.  All such policies must provide for, among other things, thirty (30) days’ prior written notice to Creditor of their expiration or any cancellation or modification.  Not less than ten (10) days prior to the expiration of any such policy, a certified copy of an appropriate renewal policy must be delivered to Creditor.

7.           Escrows.  Upon an Event of Default, Creditor may require that a sum equal to 1/12th of the total estimated amount of the current year’s taxes and assessments against the Mortgaged Property and estimated insurance premiums for insurance coverages required to be provided by Grantor be paid monthly in advance to Creditor on the first day of each month.  If the fund created by such payments exceeds the actual amount of taxes, assessments and premiums, the excess will be credited to Grantor and applied to future taxes, assessments and premiums, or to interest or principal, as Creditor may elect.  The waiving of such monthly payments at any time will not bar Creditor from later requiring Grantor to make such payments.  No interest will be paid by Creditor on any of such funds.  The funds provided for in this Section are solely for the added protection of Creditor and entail no responsibility on Creditor’s part beyond the allowing of due credit, without interest, for the sums actually received by it.  Upon any assignment of this Deed of Trust by Creditor, any funds on hand will be turned over to the assignee and any responsibility of Creditor with respect to such funds will terminate.

8.           Condemnation.  If all or any part of the Mortgaged Property is taken or damaged by the exercise of the power of eminent domain, Grantor may contest the same in good faith so long as Grantor is not in default under any of the Loan Documents, but the award for any property so taken is hereby assigned to Creditor, and Creditor, upon such award becoming final, is authorized, in the name of Grantor or Creditor, as appropriate, to execute and deliver acquittances for, and release of, any such award and to collect and apply the proceeds, after the payment of all of Creditor’s expenses in connection with such proceedings (including attorneys’ fees), to the payment of the Secured Obligations (such application to be in such order as Creditor may elect), and the remainder, if any, will be paid to Grantor.

9.           Casualty Loss.  If any of the Mortgaged Property is destroyed or damaged by fire or any other cause, whether insured or uninsured, and if such damage is Substantial Damage, Grantor will, at Creditor’s option, either (i) restore or rebuild the damaged Mortgaged Property or (ii) apply any insurance or other proceeds to the payment of the Secured Obligations.  If any damage occurs that is not Substantial Damage, Grantor must promptly restore or rebuild the damaged Mortgaged Property so that it is at least of equal value and substantially the same character as prior to the damage or destruction.  If Creditor elects to require Grantor to rebuild the damaged Mortgaged Property or if such damage is not Substantial Damage, then Creditor will make any insurance or other proceeds that have been paid to Creditor available to Grantor in accordance with such reasonable disbursement procedures as Creditor may impose.  Any surplus that remains out of the insurance proceeds after payment of such cost of rebuilding or restoration may, at the option of Creditor, (i) be applied on account of the Secured Obligations or such portion as Creditor will determine, in such order of maturity as Creditor may determine, but without any change in the amount of the monthly payments due under the Note, or (ii) be paid to Grantor.  If the Mortgaged Property is acquired by Creditor or, as the result of a foreclosure, by anyone else, Grantor’s right to any insurance policies and proceeds resulting from damage to the Mortgaged Property prior to the acquisition will pass to Creditor or the other party, as the case may be.

10.           Protection of Creditor’s Security.  Creditor may, at its option, and without waiving its right to accelerate the Secured Obligations and to foreclose this Deed of Trust, pay either before or after default any or all of those certain obligations required by the terms of this Deed of Trust to be paid by Grantor for the protection of the Deed of Trust security or for the collection of any of the Secured Obligations or may bring or intervene in any legal proceeding for the protection of the Deed of Trust security.  All sums so advanced, paid or expended by Creditor (including, to the extent permitted by law, attorneys’ fees and expenses) will become part of the Secured Obligations, and will bear interest from the date thereof at the interest rates set forth in the Note, and become an integral part of the Secured Obligations, subject in all respects to the terms, conditions, and covenants of the Loan Documents, as fully and to the same extent as though a part of the original indebtedness evidenced by the Note and secured by this Deed of Trust, except that such sums will be repaid to Creditor upon demand.

11.           Inspection.  Creditor or its agent may enter upon and inspect the Mortgaged Property at reasonable times upon reasonable notice.

12.           Grantor Not Released; Forbearance by Creditor Not a Waiver.  Extension of the time for payment of the sums secured by this Deed of Trust granted by Creditor to Grantor or any successor in interest will not operate to release Grantor or Grantor’s successors in interest from liability under this Deed of Trust.  Creditor will not be required to commence proceedings against any successor in interest or refuse to extend time for payment of the sums secured by this Deed of Trust by reason of any demand made by the original Grantor or Grantor’s successors in interest.  Any forbearance by Creditor in exercising any right or remedy will not be a waiver of or preclude the exercise of any right or remedy.

13.           Loan Charges.  In no event will the total of all amounts payable under the Loan Documents, whether of interest or of other charges which may or might be characterized as interest, exceed the maximum rate or amount permitted to be charged under applicable law.  If Creditor receives any payment that is or would be in excess of the interest or other charge permitted to be charged under applicable law, the portion of the payment which is in excess of the permissible amount will have been, and will be deemed to have been, a payment in reduction of the principal balance of the Note, or, if such portions exceed the unpaid principal balances, the excess will be refunded to Grantor.

14.           Reserved.

15.           Notices.  All notices or other communications required or permitted to be given pursuant to the provisions of this Deed of Trust will be deemed to have been duly given or made: if by hand, immediately upon delivery; if by telex, immediately upon confirmation of receipt; if by express mail or any other public, semi-public, or private overnight delivery service, one (1) day after dispatch; and if mailed by certified mail, postage prepaid and return receipt requested, three (3) days after deposit in the mail.  All such notices and communications will be given to the parties at their respective addresses set forth in this Deed of Trust, or to such other addresses as either party may designate by notice in accordance with the terms of this section.

16.           Governing Law; Severability; Conformity.  This Deed of Trust will be governed by the law of Missouri (the “State”).  In the event that any provision or clause of the Loan Documents conflicts with applicable law, such conflict will not affect other provisions of the Loan Documents which can be given effect without the conflicting provision.  To this end, the provisions of the Loan Documents are declared to be severable.  To the extent Missouri law may now or hereafter impose requirements or set limitations on Creditor’s rights under the Loan Documents, the Loan Documents will be conformed to comply in all respects to the law as it may from time to time be amended.

17.           Events of Default.  Each of the following will constitute an “Event of Default” under this Deed of Trust:  (a) failure of Grantor to make any payment of principal or interest or any other amount due under the Loan Documents, when the same become due and payable, whether at maturity, or by acceleration as provided in the Loan Documents;  (b) failure of Grantor to make any payment when due (including any applicable notice or grace periods) in accordance with the terms of any prior or subordinate mortgage or deed of trust or the notes secured thereby, or failure to perform any of the other terms, covenants and conditions of any prior or subordinate mortgage or deed of trust, or the notes secured thereby, on or before the date for such performance (including any applicable cure or grace periods);  (c) failure of Grantor to observe or perform any nonmonetary covenant or agreement contained in the Loan Documents;  (d) failure of Grantor to observe or perform any other obligation to, or covenant or agreement with Creditor on or before the date for such performance (including any applicable cure or grace periods); (e) appointment of a receiver, trustee or liquidator (or other similar official) of Grantor or of the Mortgaged Property or any portion thereof in any proceeding or by any federal or state officer or agency and such appointee is not discharged within sixty (60) days after such appointment or Grantor’s consent to such appointment;  (f) Grantor files a petition in bankruptcy or for reorganization or for an arrangement under state law, now or hereafter in effect, or Grantor makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or suspends payment of obligations or takes any action in furtherance of any of the foregoing;  (g) a petition or claim of involuntary bankruptcy is filed against Grantor under the Bankruptcy Code or any similar federal or state law, now or hereafter in effect, and  (1) Grantor consents to such filing, or (2) fails to obtain a final order dismissing such petition or claim within thirty (30) days after the such filing; or (h) Grantor gives any notice pursuant to Section 443.055 of the Revised Statutes of Missouri, as amended, or otherwise by which Grantor elects to terminate the operation of this Deed of Trust as security for future advances or future obligations made or incurred after the date Creditor receives such notice, or Grantor takes any other action for the purpose of limiting or attempting to limit the operation of this Deed of Trust as such security.  Grantor acknowledges, represents and warrants that this Deed of Trust is collateral for a loan given in a business transaction, as contemplated by Section 443.055(10) of the Revised Statutes of Missouri, as amended.

18.           Remedies. At any time after an Event of Default has occurred, the whole of the obligations set forth in the Security Agreement and the other Secured Obligations will become due at Creditor’s option immediately or at any time thereafter at the continuing option of Creditor, and this Deed of Trust will remain in force, and Creditor may exercise any right, power or remedy permitted to it by law or by contract, and in particular, without limiting the generality of the foregoing, Creditor will have the absolute right, at its option, to pursue one or more of the following remedies:

(a)           Creditor will be entitled, immediately or thereafter, without notice or demand, to the extent permitted by the laws of the State, (i) to institute suit to enforce the rights of Creditor and (ii) to enforce, at Creditor’s continuing option, payment of all Secured Obligations by action to foreclose this Deed of Trust, either or both, concurrently or otherwise; and one action or suit will not abate or be a bar to or waiver of the Creditor’s right to institute or maintain the other, provided that Creditor will have only one payment and satisfaction of the Secured Obligations.

(b)           Creditor will have the right from time to time to take action to recover any sums, whether interest, principal or any installment of either, or any other sums required to be paid under the Loan Documents, as the same become due, without regard to whether or not the principal sum secured or any other Secured Obligations will be due, and without prejudice to the right of Creditor thereafter to bring an action of foreclosure, or any other action, or commence foreclosure proceedings under the power of sale, for a default or Event of Default by Grantor existing at the time such earlier action was commenced.

(c)           The Trustee may proceed to sell all or any part of the Mortgaged Property, at public vendue, to the highest bidder, at the customary place in the county in which the Mortgaged Property is located, for cash, first giving the public notice required by law of the time, terms and place of sale, and of the property to be sold; and upon such sale will execute and deliver a deed of conveyance of the property sold to the purchaser or purchasers of the property, and any statement or recital of fact in such deed in relation to the nonpayment of indebtedness hereby secured, existence of the indebtedness so secured, notice of advertisement, sale, receipt of money, and the happening of any of the events by which any successor trustee became successor as herein provided, will be prima facie evidence of the truth of such statement or recital; and the Trustee will receive the proceeds of such sale, and the Trustee covenants faithfully to perform the trust herein created.  Until a sale is held hereunder, the Trustee hereby lets the Mortgaged Property to Grantor upon the following terms and conditions:  Grantor, and any and all persons claiming or possessing the Mortgaged Property, and any part thereof, by, through, or under it will pay rent therefor at the rate of one cent per month, payable monthly upon demand and will surrender peaceable possession of the Mortgaged Property and any and every part thereof to the Trustee, any of its successors or assigns, or purchasers thereof, without notice or demand therefor, upon the occurrence of any Event of Default.

(d)           Any court of competent jurisdiction may, at any time or times, either before or after a foreclosure sale, without notice and without requiring bond, without regard to the solvency or insolvency of any person liable for payment of the Secured Obligations, and without regard to whether Creditor has exercised or is exercising any other available remedy, appoint, as a matter of strict right and as an admitted equity, a receiver for the benefit of Creditor, with power to collect the rents, issues, and profits of the Mortgaged Property, due and to become due.  These provisions for the appointment of a receiver and assignment of rents are an express condition upon which the loan to Grantor and the financial accommodations to Grantor have been made.  The receiver, out of such rents, issues, and profits when collected, may pay all attorneys’ fees and expenses; may pay all costs and operating expenses incurred in the management and operation of the Mortgaged Property; may pay and secure the release of prior or coordinate liens, if any; may pay taxes, assessments, water and other utility charges, and insurance premiums, then due or thereafter accruing; may make and pay for any repairs to the Mortgaged Property deemed advisable to Creditor; and may pay all or any part of the Secured Obligations then due and payable, or other sums secured hereby or any deficiency decree entered in any foreclosure proceedings or otherwise as Creditor may direct, all in such order of application as Creditor may direct.

(e)           Creditor will have all the rights and remedies of a secured party under the Uniform Commercial Code and any other applicable laws.  Creditor may appoint or delegate any one or more persons as Creditor to perform any act or acts necessary or incident to any sale held by Creditor, including the sending of notices and the conduct of the sale, but in the name and on behalf of Creditor.  Further, Creditor may proceed as set forth in Section 9-604 of the Uniform Commercial Code which provides that if a security agreement covers both real and personal property, as is the case herein, Creditor may proceed against only the personal property or proceed against both the real and personal property in accordance with the rights and remedies in respect of the real property, in which case the provisions of the Uniform Commercial Code do not apply.  Creditor is hereby authorized to direct the Trustee to foreclose the personal property in accordance with the real property rights and remedies as set forth herein.

(f)           Creditor may exercise any and all other remedies available at law or in equity.

19.          Substitute Trustee.  Creditor, at its option, may from time to time remove Trustee and appoint a successor trustee to any Trustee appointed hereunder by an instrument recorded in the county in which this Deed of Trust is recorded.  Without conveyance of the Mortgaged Property, the successor trustee will succeed to all the title, power and duties conferred upon Trustee herein and by applicable law.

20.          Lender in Possession.  Upon any default with respect to the Secured Obligations or upon abandonment of the Mortgaged Property by Grantor, Creditor (in person, by agent or by judicially appointed receiver) will be entitled, at Creditor’s option, to enter upon, take possession of and manage the Mortgaged Property and to collect the rents of the Mortgaged Property, including those past due.  Any rents collected by Creditor or the receiver will be applied first to payment of the costs of management of the Mortgaged Property and collection of rents, including, but not limited to, receiver’s fees, premiums on receiver’s bonds and reasonable attorneys’ fees, and then to the Secured Obligations.

21.          Costs and Expenses.  Grantor agrees to pay all fees and charges incurred in the procuring and making of this Deed of Trust or in the perfection of the lien and security interests created by this Deed of Trust.  Grantor further agrees to pay each and all of the costs, charges and expenses, including, to the extent permitted by law, attorneys’ fees and abstract and title insurance costs, reasonably incurred or paid at any time by Creditor because of the failure of Grantor to perform, comply with, and abide by each and every of the agreements, conditions, and covenants of any of the Loan Documents.

22.          Waivers.  To the extent permitted by law, Grantor agrees not at any time to insist upon, plead, claim or take any benefit or advantage, in any way whatsoever, whether now or in the future, of any of the following: (a) any law providing for the valuation or appraisal of all or any part of the Mortgaged Property prior to or after any sale or sales made pursuant to this Deed of Trust, or pursuant to the decree, judgment, or order of any court of competent jurisdiction; or (b) any right under any statute to redeem all or any part of the property so sold.  Grantor wholly waives, for Grantor and those who claim under Grantor (a) all rights and periods of redemption provided under Missouri law, and (b) all right to have the Mortgaged Property or any other assets which secure the Secured Obligations marshaled upon any foreclosure under this Deed of Trust.

23.           Subordinate Priority.  Creditor acknowledges the prior recording and priority of the Deed of Trust and Security Agreement dated as of March 1, 2007, from Grantor to Husch Trustee, Inc., for the benefit of FCS Financial, PCA, as Administrative Agent for the Banks (“FCS”), recorded on March 19, 2007, in Book 720, Page 957 of the Office of the Recorder of Deeds of Carroll County, Missouri, and the Missouri Leasehold Deed of Trust, Assignment of Rents and Security Agreement dated as of June 5, 2008, from Grantor to Thomas F. Kreamer, Trustee, for the benefit of State Bank of Slater, as Grantee (Agent), recorded on June 10, 2008, in Book 732, Page 393 of the Office of Recorder of Deeds of Carroll County, Missouri.  Creditor acknowledges that, notwithstanding the rights granted herein, enforcement of such rights is subject to the provisions of the Intercreditor Agreement executed by Grantor, Creditor and FCS.

24.           Successors and Assigns;  Joint and Several Liability.  The covenants and agreements of this Deed of Trust will benefit the Creditor and Creditor’s successors and assigns.  Grantor’s covenants and agreements are joint and several.

(Remainder of this page intentionally left blank)

BY SIGNING BELOW, Grantor accepts and agrees to the terms and covenants contained in this Deed of Trust.

GRANTOR:
SHOW ME ETHANOL, LLC,
a Missouri limited liability company
By:
Name:
Title:

ACKNOWLEDGMENT
STATE OF	)
) ss.
COUNTY OF	)

On this, the _____ day of __________________ in the year 2009, before me, ____________________, a Notary Public in and for said state, personally appeared _____________________, Manager of Show Me Ethanol, LLC, a Missouri limited liability company, known to me to be the person who executed the within instrument in behalf of said limited liability company and acknowledged to me that he/she executed the same for the purposes therein stated.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notorial seat at my office in ______________________________, ________________________, the day and year last above written.

Notary Public in and for
said County and State
My commission expires:

(The Notary Public must type or print his/her name immediately beneath his/her signature)

S-1

EXHIBIT A

The following real estate located in Carroll County, Missouri:
That portion of the North half of Section 35, Township 53 North of the base line, Range 23 West of the Fifth Principal Meridian, Carroll County, Missouri, described as follows:  Beginning at a point on the East line of the Northwest Quarter in said Section 35 that is North 01°50’28” East, 70.82 feet from the center of said Section 35, said point being on the Northerly right of way line of Missouri Highway 24; thence Westerly along a curve to the right, having a radius of 1597.02 feet, though a central angle of 12°15’59”, an arc length of 341.90 feet along said R.O.W. line; thence North 87°48’53” West, 43.20 feet along said R.O.W. line; thence North 02°11’07” East, 5.00 feet along said R.O.W. line; thence North 87°48’53” West, 99.87 feet along said R.O.W. line; thence North 00°28’54” West, 482.81 feet; thence South 83°30’24” West, 677.88 feet; thence North 07°56’29” West, 255.90 feet; thence North 81°47’56” East, 346.62 feet; thence North 49°30’21” East, 62.47 feet; thence North 13°53’07” East, 378.24 feet; thence North 23°25’30” East, 129.10 feet; thence North 07°49’59” West, 208.97 feet; thence South 74°43’16” East, 333.68 feet; thence South 76°58’57” East, 108.16 feet; thence North 89°54’09” East, 169.98 feet; thence North 75°36’56” East, 302.17 feet; thence South 47°13’25” East, 294.66 feet; thence South 15°58’29” West, 876.92 feet; thence North 77°34’13” West, 164.41 feet to the West line of the Northeast Quarter in said Section 35; thence South 01°50’28” West, 384.70 feet along said West line and along said East line to the point of beginning.

1

EXHIBIT B

PERMITTED ENCUMBRANCES

1.	General taxes for State/County for the year 2008 and all subsequent years, and special assessments due or payable therewith.
2.	Lease Agreement, between Carroll County, Missouri, as lessor, and Show Me Ethanol, LLC, as lessee, as evidenced by a Memorandum of Lease.
3.
Deed of Trust and Security Agreement, by Show Me Ethanol, LLC, to Husch Trustee, Inc., a trustee for FCS Financial, PCA, as administrative Creditor, dated March 1, 2007, filed March 19, 2007, in Book 720, Page 957, in the Recorder’s Office located in Carroll County, Missouri (“Record’s Office”).

4.	Assignment of Leases and Rents, by Show Me Ethanol, LLC, to FCS Financial, PCA, as administrative Creditor, filed March 19, 2007, in Book 720, Page 984 in the Record’s Office.
5.
Missouri Leasehold Deed of Trust, Assignment of Rents and Security Agreement dated as of June 5, 2008, from Grantor to Thomas F. Kreamer, Trustee, for the benefit of State Bank of Slater, as Grantee (Agent), recorded on June 10, 2008, in Book 732, Page 393 of the Record’s Office.

6.	Other encumbrances of record as of the date hereof.

2

EXHIBIT D

AMENDMENT TO 9% SUBORDINATED SECURED PROMISSORY NOTE

THIS AMENDMENT TO 9% SUBORDINATED SECURED PROMISSORY NOTE (this “Amendment”) is made as of the 31st day of March, 2009, by and between SHOW ME ETHANOL, LLC, a Missouri limited liability company (the “Maker”) and RAY-CARROLL COUNTY GRAIN GROWERS, INC., a Missouri cooperative association (hereinafter referred to as “Lender”).

WITNESSETH:

WHEREAS, on June 5, 2008, Maker executed that certain 9% Subordinated Secured Promissory Note Due June 4, 2010 in the original principal sum of $1,000,000.00 (the “2008 Note”) in favor of Lender, wherein, among other things, Maker is obligated to pay all amounts due on June 4, 2010 (the “Maturity Date”); and

WHEREAS, on March 31, 2009, Maker and Lender entered into that certain Conversion Agreement, wherein Lender agreed that, should the Maker not have “Excess Quarterly Cash” (as defined in that certain Subordinated Secured Promissory Note dated March 31, 2009 in the original principal sum of $12,000,000.00 from Maker to Lender) in excess of $12,000,000.00, Lender will defer the Maturity Date of the 2008 Note to June 4, 2011; and

WHEREAS, Maker and Lender hereby desire to amend the 2008 Note as contemplated by the Conversion Agreement;

NOW, THEREFORE, in consideration of mutual promises,  the sufficiency and receipt of which is hereby acknowledged, the Maker and Lender agree:

1.             The 2008 Note shall be amended to add to substitute the following for the first sentence thereof:

“FOR VALUE RECEIVED, the undersigned, Show Me Ethanol, LLC, a Missouri limited liability company (“Maker”), promises to pay to the order of Ray-Carroll County Grain Growers, Inc. (“Payee”, Payee and any subsequent holder(s) hereof are hereinafter referred to collectively as “Holder”), the principal sum of One Million and 00/100 Dollars ($1,000,000), together with interest on the outstanding Principal balance hereof from the date hereof at the rate of nine percent (9%) per annum (computed on the basis of a 360-day year for the actual number of days elapsed), on June 4, 2010 (the “Maturity Date”); provided, however, that should the Maker on that date not have “Excess Quarterly Cash” (as defined in that certain Subordinated Secured Promissory Note dated March 31, 2009 in the original principal sum of $12,000,000.00 from Maker to Payee) in excess of $12,000,000.00, “Maturity Date” shall instead mean June 4, 2011.  Notwithstanding the foregoing, a default by Maker in the payment of any other promissory note or indebtedness issued to other holders in the same series as this note by Maker shall constitute a cross-default of this note notwithstanding any deferral of the original Maturity Date of this note.”

1

2.           Maker and Lender hereby ratify and confirm the 2008 Note, as amended hereby, in all respects; and, except as amended hereby, the 2008 Note shall remain in full force and effect.

3.           This Amendment may be attached to and shall form a part of the 2008 Note for all purposes.

4.           This Amendment may be executed in counterparts, and any number of counterparts shall constitute one original.

IN WITNESS WHEREOF, the Maker and Lender hereto have duly executed this Amendment as of the date first written above.

MAKER:

SHOW ME ETHANOL, LLC

By
Name
Title

LENDER:

RAY-CARROLL COUNTY GRAIN GROWERS, INC.

By
Name
Title

2